Gray Television, Inc. Lender Presentation October 22nd, 2018 4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 | F 404.261.9607 | www.gray.tv Gray to Combine with Raycom to Become the Third Largest TV Broadcast Group Exhibit 99.2

Disclaimer and Non-GAAP Financial Data This presentation contains certain forward looking statements that are based largely on Gray Television, Inc.’s (“Gray”, “Gray Television”, “GTN” or the “Company”) current expectations and reflect various estimates and assumptions by Gray. These statements may be identified by words such as “estimates”, “expect,” “anticipate,” “will,” “implied,” “assume” and similar expressions. Forward looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward looking statements. Such risks, trends and uncertainties, which in some instances are beyond Gray’s control, include Gray’s inability to complete its pending acquisition of Raycom on the terms and within the timeframe, and on the financing terms, currently contemplated, any material regulatory or other unexpected requirements in connection therewith, or the inability to achieve expected synergies therefrom on a timely basis or at all, the impact of recently completed transactions, estimates of future retransmission revenue, future expenses and other future events. Gray is subject to additional risks and uncertainties described in Gray’s quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and management’s discussion and analysis of financial condition and results of operations sections contained therein. Any forward looking statements in this presentation should be evaluated in light of these important risk factors. This presentation reflects management’s views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this presentation beyond the published date, whether as a result of new information, future events or otherwise. Certain definitions, including the presentation of Combined Historical Basis (“CHB”) data and Operating Cash Flow (“OCF”) as defined in Gray’s senior credit facility, are contained in the Glossary and the Appendix.

Management Overview Hilton Howell, Jr. Pat LaPlatney Kevin Latek Jim Ryan Executive Chairman and Co-CEO, Gray Television, Inc. 25 years of broadcasting experience and 25 years with Gray Also currently serves as the following: Atlantic American Corporation – President & CEO Delta Life Insurance Company – CEO, EVP & General Counsel President and Co-CEO, Gray Television, Inc. 36 years of broadcasting experience and 11 years with Raycom Experience includes: Raycom Media – President and CEO (current) Raycom Sports – EVP EVP, Chief Legal and Development Officer, Gray Television, Inc. 21 years of broadcasting experience and 6 years with Gray Previous experience includes: Dow Lohnes, PLLC EVP, Chief Financial Officer, Gray Television, Inc. 33 years of broadcasting experience and 20 years with Gray Previous experience includes: Busse Broadcasting Corporation – Chief Financial Officer

Agenda Transaction and Syndication Overview I Acquisition Overview II Key Credit Highlights III Historical Financial Overview IV Appendix V

Transaction and Syndication Overview

Introduction & Transaction Overview On June 25, 2018, Gray Television, Inc. (“Gray” or the “Company”) announced that it had reached an agreement to acquire Raycom Media, Inc. (“Raycom”) for a ~$3.6 billion enterprise value The purchase price represents a multiple of ~7.8x blended ’17 / ’18E pro forma OCF, including $80 million of year-1 expected synergies and $150 million estimated NPV of Raycom’s NOLs Gray plans to finance the transaction with: $430 million cash on balance sheet (as of 6/30/18) $2.15 billion 7-year Incremental Term Loan B1 $650 million of Preferred Stock to Retirement Systems of Alabama (seller) 11.5 million shares of Gray’s Common Stock In addition, Gray has secured commitments for a new $200 million 5-year Revolving Credit Facility (the “Revolver”) secured on a pari passu basis with Gray’s existing and proposed term loans. The new Revolver will replace the Company’s existing $100 million priority revolving credit facility Pro forma first lien net leverage and total net leverage are estimated to be 3.5x and 5.1x, respectively, based on pro forma L8QA 6/30/18 OCF of $754 million Gray expects the transaction to close as early as the first half of December 2018, subject to customary closing conditions, the divestiture of certain stations, and required regulatory approvals A portion of the financing may include unsecured debt in lieu of secured debt

Acquisition Overview

Highly Complementary Portfolio Will Expand Geographic Footprint Source: Company filings and projections, BIA Investing in Television Market Report and Nielsen Media Research Gives effect to all other pending acquisitions; after giving effect to overlap station divestitures Combined Historical Basis Operating Cash Flow as defined in Gray’s Senior Credit Facility is equivalent to the presentation of Adjusted EBITDA 92 Markets 24% of U.S. TV Households 61 #1 Rated TV Stations 92% of Markets with #1/#2 Rated TV Stations $1.9 Billion in L8QA 6/30/18 CHB Blended Revenue Highest CHB OCF(2)/ TVHH in the Industry $80 million of estimated Year 1 annual synergies Expected NPV of Raycom’s NOLs is estimated to be approximately $150 million Raycom Sports (marketing, production and events management and distribution company) Tupelo Raycom (sports and entertainment production company) RTM Productions (automotive programming production and marketing solutions company) Other Acquired Raycom Assets Combined Company Highlights(1) Raycom Gray

Gray Continues to Prudently Grow its Scale Source: Company filings and projections, BIA Investing in Television Market Report and Nielsen Media Research Includes $13 million estimated revenue from pending acquisition of KDLT (NBC) in Sioux Falls, SD announced on 5/1/18, and excludes $95 million of revenue attributed to pending overlap station divestitures Includes $7 million estimated OCF from pending acquisition of KDLT, $80 million of estimated Year 1 annual synergies, and excludes $32 million of OCF attributed to pending overlap station divestitures Represents net revenue for Gray and estimated net revenue for Raycom (gross revenue less 15% estimated agency commissions) Excludes gross retransmission synergies

Significant Identified and Achievable Synergies

Total Expected Year 1 Annual Synergies of $80 Million

Net Retransmission Revenue	**~$15 million**	▪ Comprised of contracted step-up of Raycom subscribers to Gray's retransmission rates
Station-Level & Corporate Expenses	**~$40 million**	▪ Rationalization of station expenses and creation of efficient operations ▪ Elimination of duplicative shared services and other costs ▪ Creation of more efficient corporate operations including insourcing professional services, consulting, systems and other rationalizations
3rd Party Vendors	**~$15 million**	▪ Elimination of select identified third party contracts
Digital & Other	**~$10 million**	▪ Cost savings on technology and digital operations ▪ Termination of redundant contracts and other ancillary expenses
Total:	**~$80 million**	

Potential for Additional Synergies in the Mid- to Long-Term

Note: Synergy analysis is post-divestitures

13

Evolution of Gray

- Proven track record of acquisition integration and prudent balance sheet management, reducing net leverage ~2.0x since 2014
- Raised a total of $406 million of primary equity in 2015 and 2017 to prudently manage capital structure and maintain a balanced growth strategy. In addition, Gray will issue 11.5 million shares of equity to Raycom shareholders as part of this transaction
- Gray has consistently generated Free Cash Flow margins (FCF/OCF) in excess of 50%, and the pending Raycom transaction is highly accretive to Free Cash Flow

Gray TV Snapshot[1]

($ in Millions)	Standalone Gray 2013[1]	PF Gray+Raycom 6/30/18
# of Markets	34	92
US TV HH Reach	7.5 million	27.2 million
Gross TV HH Reach	6%	24%

Over $1.5 Billion in Acquisitions since 2013



Standalone Gray
PF Gray+Raycom
$1,939
$376
$144
$754
L8QA 2013
CHB L8QA 6/30/18
Revenue
OCF(3)

Select Recent Acquisitions

($ in Millions)

Close Date	Target	# of Stations[2]	Size
5/2017	diversified communications (Broadcast Assets)	2	$85
1/2017	Media General (Select Stations)	2	270
2/2016	Schurz Communications Inc. (Broadcast Assets)	10	416
9/2015	The Gazette (Single Station)	1	100
9/2014	Lilly Broadcasting (Select Stations)	2	132
6/2014	Hoak Media Corporation	12	300
Other Transactions			228
Total			**$1,531**

Source: Company filings, Nielsen data
(1) Financial data presented on an As Reported L8QA basis unless otherwise noted
(2) Station count net of divestitures / swaps
(3) As reported OCF is equal to Broadcast Cash Flow less Cash Corporate Expenses plus Pension Expense less Pension Contributions

14

Overview of Raycom (1)

Raycom Media Snapshot L8QA 6/30/18 CHB Revenue by Affiliate Note: Amounts are prior to adjusting for divestitures L8QA 6/30/18 CHB Revenue of $1,081 million Charlotte, NC and Cleveland, OH are the largest revenue markets No market represents more than 7% of total revenue

Key Credit Highlights

Summary of Key Credit Highlights Third Largest Television Broadcaster with High Quality Assets Diversified Sources of Revenues Across Networks and Markets Large Political Upside in Election Years with Key Presence in Swing States Strong Growth in Net Retrans and Increasing Leverage With MVPDS and Networks Strong Free Cash Flow Generation with FCF Conversion in Excess of 50% Track Record of Successfully Integrating Acquisitions and Deleveraging Experienced Management Team with Decades of Broadcasting Experience

Gray Will be the Third Largest TV Broadcast Group with High Quality Assets 2017 / 2018E CHB Blended Adj. EBITDA(1) Source: Company filings, Wall Street research, BIA Investing in Television Market Report and Nielsen Media Research Note: Dollars in millions, except Adj. EBITDA / TV household; Raycom excludes CNHI (newspaper) and PureCars (software) assets, which will not be acquired by Gray Adj. EBITDA for Gray is OCF as defined in its senior credit facility Figures reflect L8QA 6/30/18 Adj. EBITDA, before the impact of pending divestitures Reflects L8QA 6/30/18 Adj. EBITDA including $80 million of synergies, $7 million of pending acquired OCF related to KDLT (NBC) and excludes $32 million of OCF from pending divestitures Excludes cash from equity investments of $190 million and $206 million in 2017 and 2018, respectively Private company metrics based on 2017 BIA revenue (including retransmission estimates) from owned and operated stations and digital subchannels and assumes 10% 2017-2018 revenue growth and a 33% Adj. EBITDA margin based on Gray, Nexstar, Sinclair, TEGNA and Tribune, rounded to the closest $5 million TV Broadcast Affiliate Group Owners (3) (5) (5) (4) (3) (2) (2)

2017CHB Revenue by Affiliate: $1,871mm 2017CHB BCF by Affiliate: $672mm 2008: Gray + Raycom As Reported 95% of revenue derived from advertising sales 2017: Gray + Raycom 69% of revenue derived from advertising sales 29% of revenue derived from retransmission (subscription) fee income Increasing Diversification of Revenue Sources Revenue Diversified Across Networks and Markets All Non-Big Four Channels + Other(1) All Non-Big Four Channels + Other includes Raycom’s production companies and other businesses All Non-Big Four Channels + Other(1)

Top Rated Stations Drive Strong Political Revenue 15 2016 Political Revenue Per TV Household Gray Markets with at Least One 2018 Election Political Revenue Governor 81% US Senate 65% House 100% Source: Company management, Company filings, The Cook Political Report Note: Percentages calculated based on 45/57 markets with Gubernatorial races, 37/57 markets with Senate races, and 57/57 markets with House races 2018 is a Non-Presidential Political Year and Presents an Attractive Upside Opportunity Source: Company management, company filings, investor presentations, BIA Investing in Television Report Note: Pro forma for all closed transactions Gray based on CHB revenue and TV households Includes impact of pending divestitures Pro forma for Media General Acquisition Based on calendar year ended 12/31/16; Fiscal year ends 6/30 Scripps TEGNA Meredith Tribune Nexstar (4) (3) 2016 Political Revenue ($mm) $118 $228 $136 2016 TV Households (mm) 12.2 $101 $155 $52 21.6 36.5 12.4 45.3 50.8 Sinclair $199 46.2 $185 27.6 18.0 $85 (Combined) (1) (2) ($ in Millions) CHB Post Divestitures As Reported Gray Gray Raycom (2)

Successful Digital Media Initiatives All Data is on an “as reported” basis and does not include station data prior to Gray’s acquisition of a station(s) Leading Digital Platforms 4.1 billion Total Page Views as of Q2 2018 (Gray/Raycom combined) Mobile makes up 85% of all digital traffic as of Q2 2018 (Gray/Raycom combined) News & Weather Apps Gray – 6.3 million News and Weather app Users as of Aug. 2018 Raycom – 4.5 million News and Weather app Users as of Aug. 2018 OTT Gray – 820,444 Roku Downloads as of Aug. 2018; with 168,733 Unique Users for Roku and FireTV combined in Aug. 2018 Raycom – 143,726 Users for Roku and FireTV combined as of Aug. 2018 42% growth in revenue over 2017 60 Gray stations actively selling LocalX  Over 1,000 active monthly accounts 18 different product offerings Over 18 million Facebook Likes for Gray and Raycom combined 2.5 million Twitter followers as of Q2 2018, up 15% from Q2 2017, Likes=66k, Tweets=3.7 million 2.0 million iOS downloads, up 27% from August 2017 2.1 million Android downloads, up 10% from August 2017

Note: Financial leverage excludes preferred stock Secured debt netting all cash on hand as of the respective balance sheet date Operating Cash Flow (“OCF”) as defined under the existing credit agreement, which includes adjustments for all transactions completed as of the respective balance sheet dates For 2014, total debt netting all cash includes $10 million in undrawn letters of credit Last eight quarter average OCF as calculated in the applicable quarterly compliance certificate Pro forma for Raycom acquisition; based on $754 million 6/30/18 Pro Forma OCF (including $80 million of synergies, $7 million of OCF from pending acquisition of KDLT (NBC) in Sioux Falls, SD, and excludes $32 million of overlap station OCF to be divested) Track Record of Successfully Integrating Acquisitions and Deleveraging Gray has demonstrated the ability to integrate acquisitions and delever rapidly Since 2014, the Company has reduced leverage by ~2.0x despite closing more than $1.5 billion of acquisitions Financial Leverage Netting All Cash ($ in Millions) $1,134 7.1 $288 Total debt netting all cash $1,201(3) L8QA(4) OCF(2) $200 $235 $1,456 Year Ended December 31 $336 $1,399 $1,346 $344 $3,856 $754 2.0x reduction in leverage Secured Debt Netting All Cash(1) / OCF(2) Unsecured Debt / OCF(2) (5) Prudently managed leverage through primary equity raises in 2015 and 2017 in addition to equity included in Raycom transaction Over $1.5 Billion of Acquisitions Completed

Historical Financial Overview

Financial Policy 11 Equity Financial strategy aimed at deleveraging to mid-3x range by the end of 2020 Deleveraging to be driven by a combination of debt repayment and OCF growth Leverage Liquidity Gray’s policy is to maintain a conservative financial position that provides a reasonable margin of debt coverage and substantial financial flexibility Sufficient liquidity will be maintained to support business operations; revolver undrawn at close Strong cash flow generation, cash on balance sheet and access to revolver provide ample liquidity. No meaningful debt maturities until 2024 Preferred equity viewed as a long-term capital given its favorable terms No cash dividends paid on the common stock over the past 5 years Balanced use of free cash flow to drive growth and delever ~$400 million of common equity raised since 2014

Pro Forma CHB Financial Metrics Net Revenue(1) OCF(2) & Margin Includes $13 million estimated revenue from pending acquisition of KDLT (NBC) in Sioux Falls, SD announced on 5/1/18, and excludes revenue attributed to pending overlap station divestitures Includes $7 million estimated OCF from pending acquisition of KDLT (NBC) in Sioux Falls, SD announced on 5/1/18 and excludes OCF from pending divestiture stations in nine overlap markets ($ in Millions)

Gray CHB Financial Metrics

Raycom CHB Financial Metrics

Appendix

Issuer: Gray Television, Inc. ("Gray") Purchaser: Certain Affiliates of the Retirement Systems of Alabama ("RSA") Class of Stock: Newly issued series of perpetual preferred stock, designated as Series A Preferred Investment Amount: $650 million Liquidation Value: Investment amount plus accrued but unpaid dividends Ranking: The Series A Preferred would rank junior to all debt and senior to all Common Stock, Class A Common Stock and any other class or series of equity of Gray Gray retains ability to pay dividends on, and repurchase, Common Stock and Class A Common Stock Preferred Dividends: 8.0% per annum payable in cash or 8.5% per annum payable in kind ("PIK"), payable quarterly Payable in cash or PIK, at Gray's election, in part or in whole If the coupon is paid in kind, Gray stock buybacks and dividends will be frozen for the next two (2) quarters Perpetual: Series A Preferred will be perpetual, subject to optional redemption by Gray (described below) and RSA’s option to redeem upon the occurrence of certain events (described under Mandatory Redemption) Optional Redemption: Callable at par in cash Mandatory Redemption: At purchaser's option, upon the occurrence of certain asset sales or change of control transactions, Gray would redeem Series A Preferred at par Transferability/Hold Commitment: The Series A Preferred will be freely transferable, provided that (i) Gray shall have right to approve any transfer (not to be unreasonably withheld), (ii) no shares may be transferred to an activist fund / shareholder or to any competitor of Gray, (iii) RSA will at all times maintain ownership of at least a majority of the Series A Preferred outstanding, and (iv) any transfer will comply with applicable securities and FCC laws, rules and regulations. Highly Strategic Perpetual Preferred Equity Investment from the RSA

Summary Pro Forma Organizational Structure Current Structure Final Structure Gray Shareholders Raycom Shareholders Gray Raycom Gray Merger Sub Raycom Subsidiaries Gray Subsidiaries Gray Shareholders Former Raycom Shareholders Gray Legacy Gray Subsidiaries Legacy Raycom Subsidiaries 89% Economic Ownership 93% Voting Ownership 11% Economic Ownership 7% Voting Ownership All existing and new debt

Raycom Station Portfolio Stations owned by American Spirit and operated by Raycom via SSA/LMA Stations operated by Raycom via SSA Divestitures under contract Legend:

Pro Forma CHB L8QA Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Non-GAAP Reconciliation

Glossary “Combined Historical Basis” or “CHB” Combined Historical Basis reflects financial results that have been compiled by adding Gray’s or Raycom’s, as applicable, historical revenue and broadcast expenses to the historical revenue and broadcast expenses of the stations acquired in the Completed Transactions and subtracting the historical revenues and broadcast expenses of stations divested in the Completed Transactions as if they had been acquired or divested, respectively, on January 1, 2014 (the beginning of the earliest period presented).   Combined Historical Basis financial information does not include any adjustments for other events attributable to the Completed Transactions except “Broadcast Cash Flow,” “Broadcast Cash Flow Less Cash Corporate Expenses,” “Operating Cash Flow,” “Operating Cash Flow as Defined in the Senior Credit Agreement” and “Total Leverage Ratio, Net of All Cash” each give effect to expected synergies, and “Free Cash Flow” on a Combined Historical Basis gives effect to the financings and certain expected operating synergies related to the Completed Transactions. “Operating Cash Flow,” “Operating Cash Flow as Defined in the Senior Credit Agreement” and “Total Leverage Ratio, Net of All Cash” on a Combined Historical Basis also reflect the add-back of legal and other professional fees incurred in completing acquisitions. Certain of the Combined Historical Basis financial information has been derived from, and adjusted based on, unaudited, unreviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from the Combined Historical Basis financial information if the Completed Transactions had been completed at the stated date. In addition, the presentation of Combined Historical Basis, “Broadcast Cash Flow,” “Broadcast Cash Flow Less Cash Corporate Expenses,” “Operating Cash Flow,” “Operating Cash Flow as Defined in the Senior Credit Agreement,” “Total Leverage Ratio, Net of All Cash,” “Free Cash Flow,” and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act “Pro Forma” or “PF” Pro Forma reflects Combined Historical Basis figures, adjusted for impact of Gray’s pending acquisition of KDLT, market overlap divestitures expected to close concurrently with the closing of Gray’s merger with Raycom, and $80 million of estimated synergies “Completed Transactions” All acquisitions or dispositions completed as of June 30, 2018 as well as the pending acquisition of two stations by Raycom and market overlap divestitures that we anticipate will be completed prior to the closing date of Gray’s merger with Raycom “Revenue” Revenue is presented net of agency commissions

Non-GAAP Terms From time to time, Gray supplements its financial results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in Gray’s Senior Credit Agreement, Free Cash Flow and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate the amount used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity. These non-GAAP amounts may be provided on an As-Reported Basis as well as a Combined Historical Basis. “Broadcast Cash Flow” or “BCF” Net income plus loss from early extinguishment of debt, corporate and administrative expenses, broadcast non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights and network compensation revenue “Broadcast Cash Flow Less Cash Corporate Expenses” Net income plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights and network compensation revenue “Free Cash Flow” or “FCF” Net income plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, amortization of deferred financing costs, any income tax expense, non-cash 401(k) expense, pension expense less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, trade income, network compensation revenue, contributions to pension plans, amortization of original issue premium on our debt, capital expenditures (net of reimbursements) and the payment of income taxes (net of any refunds received) “Operating Cash Flow” or “OCF” Defined in Gray’s Senior Credit Agreement as net income plus loss from early extinguishment of debt, non-cash stock based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense and pension expense less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, trade income, network compensation revenue, and cash contributions to pension plans “Total Leverage Ratio, Net of All Cash” Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash. Our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to and in conjunction with results presented in accord-ance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc. 4370 Peachtree Rd., NE Atlanta, Georgia 30319 www.gray.tv